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                                      EX-10
                                EXHIBIT 10(b)(8)

                      INTER*ACT ELECTRONIC MARKETING, INC.

                           KEY EMPLOYEE SEVERANCE PLAN

         WHEREAS, the Board of Directors of INTER*ACT ELECTRONIC MARKETING, INC. (the "Company") considers certain key employees to be uniquely valuable assets of the Company and essential to its growth and prosperity; and

         WHEREAS, the Board of Directors believes that adoption of a reasonable severance plan would have the effect of giving to such key employees a sense of security that would have a positive effect on their performances on behalf of the Company; and

         WHEREAS, this Board believes that a reasonable severance plan would improve the ability of the Company to attract and maintain qualified key employees; now, therefore, it is

         RESOLVED, that this Board of Directors hereby adopts the following Key Employee Severance Plan (the "Plan"):

         1. PURPOSE. The purpose of the Plan is to attract and retain highly qualified, high impact key employees for the Company.

         2. ELIGIBILITY. Any employee of the Company who is identified by the Board of Directors or its Compensation Committee as a participant in the Plan and who enters into a Severance Agreement substantially in the form attached to this Plan shall be a participant in the Plan (a "Participant").

         3. ENTITLEMENT. Any Participant who:

            (1) is terminated from his or her employ by the Company "without cause" (as defined in Section 4) following a "change in control" of the Company, or

            (2) who shall have terminated his or her employment because of a "change in position or employment conditions" (as defined in Section 5) following a "change in control".




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shall be entitled to receive a severance payment in an amount equal to his or her average annual base salary for the immediately preceding two fiscal years of the Company (or such lesser number of whole fiscal years as he or she shall have been in the employ of the Company, or, if he or she shall have been in the employ of the Company less than a whole fiscal year, his or her current base salary compensation) ("Average Annual Base Compensation"), multiplied by a number specified in the Participant's Severance Agreement (the "Severance Payment"). Upon entitlement, the Severance Payment will be payable in cash or by certified check within thirty (30) days following the date upon which the Participant became entitled to the Severance Payment.

         For purposes of this Agreement, a "change of control" shall be deemed to have occurred upon the occurrence of any of the following events:

            (1) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

            (2) Individuals who are "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or

            (3) A sale of more than 90% of the assets (measured in terms of monetary value) of the Company is consummated; or

            (4) Any merger, consolidation, or like business combination or reorganization of the Company is consummated that resulted in the occurrence of any event described in clause (i) or (ii) above.

         For purposes of the foregoing, "Continuing Directors" shall mean (a) the directors of the Company in office on the date of the Severance Agreement between the Company and the Participant and (b) any successor to any such director (and any additional director) who after the date of the relevant Severance Agreement (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection and (ii) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.



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         Notwithstanding anything to the contrary contained herein, in the event that any portion of the Severance Payment received or to be received by a Participant, together with any other payments received by him or her, whether paid or payable pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company or any other person or entity, would not be deductible in whole or in part by the Company in the calculation of its federal income tax by reason of Section 280G of the Internal Revenue Code or would cause, either directly or indirectly, an "excess parachute payment" to exist within the meaning of said Section 280G, the Severance Payment payable shall be reduced until no portion of the Severance Payment would fail to be deductible by reason of being an "excess parachute payment." In the event that any dispute arises as to whether an "excess parachute payment" exists, the appropriate calculations shall be made by the Company's regularly employed independent public auditors and delivered to the Participant in writing within 30 days following the date for payment of the Severance Payment, and the Company will warrant to the Participant the accuracy of the calculations and the information on which they are based.

         4. DEFINITION OF "WITHOUT CAUSE." Termination of the Participant's employ by the Company following a "change in control" for any reason other than one of the following shall be deemed to be termination "without cause":

            (1) continued neglect of duties for which he or she was employed after receipt of written notice thereof from the Board of Directors or its Compensation Committee or from the Chief Executive Officer of the Company;

            (2) continued insubordination after receipt of two written warnings with respect thereto;

            (3) misconduct involving moral turpitude in the performance of duties for which employed, including, without limitation, the commission of fraud, misappropriation or embezzlement by the Participant;

            (4) the Participant's being accused of committing any felony for which he or she is indicted; or

            (5) disability of the Participant, whether mental or physical, which renders him or her substantially unable to render the services for which he or she is employed for more than 90 days (in which event the Participant shall be entitled to the benefits of any applicable employee benefit plan).

         5. CHANGE IN POSITION OR EMPLOYMENT CONDITIONS. The Participant shall be deemed to have had a "change in position or employment conditions" upon



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the occurrence, following a "change in control" of the Company, of any one of the following events:

            (1) his or her authority and/or responsibilities are substantially reduced, without his or her consent, from that in existence immediately prior to the "change in control";

            (2) his or her base compensation is reduced or his or her bonus opportunities and other employee benefits are substantially reduced;

            (3) the Participant is required to change his or her residence or principal place of business from Charlotte, North Carolina, or such other principal office to which he or she shall be specifically assigned by the Company; or

            (4) the travel obligations of the Participant on behalf of the Company are, without his or her consent, increased materially above those in effect immediately prior to the "change in control."

         6. COVENANTS NOT TO COMPETE. Participation in the Plan is conditioned upon the Participant's agreement, which agreement shall be confirmed by his or her entering into the Severance Agreement that during the term of his or her employment with the Company and for a period of one year following the termination of such employment:

            (1) He or she will not, directly or indirectly, own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any business that is then (A) a competitor of Inter*Act, including but not limited to Catalina Marketing Corporation, Planet U, CoolSavings and Actmedia, Inc. or any affiliate thereof, or (B) engaged in the business of displaying and/or dispensing electronic discounts, coupons, recipes or other promotions through inter-active terminals or other customer interface systems in grocery or other retail stores or through the Internet, and any other business activity that the Company may engage in during the course of the Participant's employment (an "electronic marketing system") in competition with the Company in the Territory;

            (2) He or she will not, directly or indirectly, influence or attempt to influence any retail store customer or any product manufacturer customer of the Company to discontinue its use of the Company's services or to divert such business to any other person, firm or corporation;



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            (3) He or she will not, directly or indirectly, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its respective suppliers, principals, distributors, lessors or licensors; and

            (4) He or she will not, directly or indirectly, solicit any employee of the Company, whose base annual salary at the time of the Participant's termination was $30,000 or more, to work for any person, firm or corporation.

The purposes of this Section 6, the "Territory" shall mean the United States, the United Kingdom, continental Europe and any other geographic area in which the Company is operating an electronic marketing system immediately prior to a "change in control".

         7. DEFINITION OF "COMPANY." For purposes of this Plan, the term "Company" shall be deemed to include Inter*Act Electronic Marketing, Inc. and all of its direct and indirect wholly owned subsidiaries and their respective successors and assigns.

         8. EMPLOYMENT RIGHTS. Neither the adoption of this Plan nor the execution by the Company of a Severance Agreement shall be deemed to confer upon any Participant the right to continued employment with the Company or to interfere in any way with the right of the Company to terminate the employment of any employee at any time.

         9. BINDING EFFECT. This Plan shall be binding upon and enure to the benefit of the Company and its successors and assigns, including any company with which the Company shall merge or to which the Company shall transfer all or substantially all of its assets.

         10. AMENDMENT OR TERMINATION. This Plan may be amended or terminated at any time by the Board of Directors of the Company, provided, however, that no amendment or termination shall adversely affect the rights of any Participant who shall have entered into a Severance Agreement prior to the time of such amendment or termination without his or her written consent.

         Approved and adopted by the Board of Directors of Inter*Act Electronic Marketing, Inc. as of August 19, 1999.


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